EXHIBIT 10.2

 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED

2006 SENIOR EXECUTIVE INCENTIVE PROGRAM

1.    Section 1 of the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the "2006 SEIP") is hereby deleted in its entirety and replaced with the following:

"1.     Participant.     The sole participant in this Program shall be Robert T. Brennan, the Chief Executive Officer of Iron Mountain Incorporated (the "Corporation").

2.    Section 2 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

"2.     Annual Limit on Incentive Compensation.     The maximum amount payable under this Program with respect to a fiscal year shall be the lesser of 1.25 times Mr. Brennan's annual base compensation for the fiscal year or $1,500,000.00 (the "Annual Limit")."

3.    Section 3 of the 2006 SEIP is hereby deleted in its entirety and replaced with the following:

"3.     Eligibility for Incentive Compensation.     While the outcome for the Corporation's fiscal year to which the incentive compensation relates is substantially uncertain (but not more than 90 days after the start of that fiscal year), the Compensation Committee of the Board of Directors shall establish the criteria for the payment of the Annual Limit. Such criteria may be based on any one or more of the following business criteria: EBITDA; OIBDA; contribution; gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. Any such criteria shall be adjusted as necessary to reflect acquisitions. If such objectives are not fully achieved, the Compensation Committee may provide that less than 100 percent of the Annual Limit shall be payable.

Following the close of the fiscal year, the Compensation Committee shall certify whether such criteria were satisfied."

4.    These amendments will be effective for fiscal years beginning on or after January 1, 2009; provided, however, that prior to effectiveness these amendments must first be approved by an affirmative vote of a majority of the votes properly cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding common stock is present, in person or by proxy. Except as hereinabove amended, the provisions of the 2006 SEIP shall remain in full force and effect.